UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): AUGUST 2, 2005



                             MEDIS TECHNOLOGIES LTD.
             (Exact name of Registrant as specified in its charter)


        DELAWARE                       0-30391                   13-3669062
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                                805 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                    (Address of principal executive offices)


                  Registrant's telephone number: (212) 935-8484


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 2, 2005, Medis  Technologies  Ltd. (the  "Registrant")  entered into a
Purchase Agreement (the "Purchase Agreement") for the sale of $4,000,000 aggregate principal amount of its 6% Senior Convertible Notes due 2010 (the "Notes") to a group of affiliated investors. All of such investors are qualified institutional buyers.

Pursuant to the terms of the Purchase Agreement, the Registrant issued and sold the Notes in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereunder (the "Private Placement"). The Notes were issued under an indenture (the "Indenture") dated July 26, 2005 with Wachovia Bank, National Association, as trustee, under which the Registrant, issued on July 26, 2005,
$38,000,000 aggregate principal amount of Notes pursuant to Rule 144A promulgated under the Securities Act (the "Primary Offering") and, on August 2, 2005, issued $7,000,000 aggregate principal amount of notes pursuant to the option exercise described in Item 8.01 below (the "Option Exercise"). The Notes issued pursuant to the Purchase Agreement, the Primary Offering and the Option Exercise are all one issue.

Interest on the Notes is payable quarterly in arrears, commencing October 15, 2005. The Notes will not have the benefit of any sinking fund.

The  Notes  rank  pari  passu  with  all  existing  and  future   unsecured  and
unsubordinated indebtedness and senior in right of payment to any future indebtedness which is expressly made subordinate to the Notes. The Notes will rank junior to any future secured indebtedness.

The Notes are callable by the Registrant after two years if the closing price of the Registrant's common stock for at least 20 trading days within a period of 30 consecutive trading days immediately prior to the notification date of such redemption exceeds $27.68, subject to adjustment.

The Notes are convertible prior to maturity or redemption into shares of the Registrant's common stock at a conversion rate of 57.8035 shares per $1,000 principal amount of notes (or an initial conversion price of $17.30 per share), subject to adjustment. The effective conversion premium of the Notes issued pursuant to the Option Exercise is greater than 10% of the conversion value by reference to the closing price of the Registrant's common stock on July 21, 2005, the day the Notes issued in the Primary Offering were priced.

Upon the occurrence of certain events constituting a change of control of the Registrant, the holders of the Notes have the right to require the Registrant to repurchase their notes at a price equal to 105% of their principal amount, plus accrued and unpaid interest (the "Repurchase Price"). Alternatively, if a change of control event occurs and at least 50% of the consideration for the common stock in the transaction consists of cash, the holders of the Notes may elect to receive the greater of (A) the Repurchase Price or (B) an amount equal to the sum of the following: (i) the product of: (x) the average closing sales price of the Registrant's common stock for the five trading days immediately prior to the closing of such change of control event; and (y) the quotient of $1,000 divided by the then applicable conversion price of the Notes; and (ii) 100% of the remaining unpaid interest on the Notes payable through July 15, 2010.

The net proceeds from the sale of the Notes in the Private Placement and pursuant to the Option Exercise will be used, along with the net proceeds from the sale of the Notes in the Primary Offering, for the construction, start-up and other costs related to a fully-automated manufacturing line for the Registrant's fuel cell products as well as for working capital and general corporate purposes.

A copy of the press release relating to the Private Placement and the Option Exercise is being filed as Exhibit 99.1 to this report. The Primary Offering was described in the Registrant's Current Report on Form 8-K dated July 21, 2005 and filed with the SEC on July 27, 2005.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information included under Item 1.01 with respect to the issuance of Notes in the Private Placement and Item 8.01 with respect to the issuance of Notes pursuant to the Option Exercise is incorporated under this Item 2.03.

ITEM 8.01. OTHER EVENTS.

On August 2, 2005, the Registrant issued $7,000,000 aggregate principal amount of Notes pursuant to the exercise of the option granted to the initial purchaser of the Primary Offering. The Registrant received net proceeds of approximately $6,600,000 from such issue and sale.

The Notes issued pursuant to the Option Exercise were issued and sold in a transaction exempt from the registration requirements of the Securities Act pursuant to Rule 144A promulgated thereunder.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired - None

(b)  Pro Forma Financial Information - None

(c)  Exhibits:

EXHIBIT NO.         DESCRIPTION

    1.1 Purchase Agreement dated August 2, 2005 between Medis Technologies Ltd. and the purchasers named therein

    4.1             Indenture   dated  as  of  July  26,  2005   between   Medis
                    Technologies Ltd. and Wachovia Bank, National Association*

    99.1            Press release issued by the Registrant on August 3, 2005


* Filed as an exhibit to the Registrant's Current Report on Form 8-K dated July 21, 2005 and filed with the SEC on July 27, 2005 and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2005


                                            MEDIS TECHNOLOGIES LTD.



                                            By: /s/ Howard Weingrow
                                               ---------------------------
                                                 Howard Weingrow
                                                 President